Exhibit 99.1

B. Riley Financial Reports Record Financial Results for Fourth
Quarter and Fiscal Year 2016

LOS ANGELES, CA – March 9, 2017 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, reported results for the fourth quarter and fiscal year ended December 31, 2016.

Fourth Quarter 2016 Highlights

•	Total revenues were $93.2 million
•	Net income totaled $12.4 million or $0.64 per diluted share
•	Adjusted EBITDA totaled $25.1 million
•	Adjusted net income totaled $14.8 million or $0.76 per diluted share

Fourth Quarter 2016 Financial Results

Total revenues for the fourth quarter of 2016 were $93.2 million compared to $19.8 million in the same year-ago period. The significant increase was primarily due to higher revenues from the company’s Auction and Liquidation and Capital Markets segments, as well as the addition of the Principal Investments – United Online segment, which was acquired on July 1, 2016.

•	Capital Markets Segment: Revenue was $16.5 million, a significant improvement from $4.8 million in the same year-ago period. The $11.7 million increase in revenue was primarily due to higher investment banking fees, trading income, and commissions earned. Segment income increased to $6.2 million from a loss of $2.3 million in the same year-ago period.

•	Auction and Liquidation Segment: Revenue was $51.9 million compared to $6.8 million in the same year-ago period. The increase in revenue was primarily due to a $25.8 million increase in services and fees and $19.3 million increase from sale of goods. Segment income increased to $24.2 million from $1.4 million in the same year-ago period.

•	Valuation and Appraisal Segment: Revenue was $8.9 million compared to $8.1 million in the same year-ago period. The increase of $0.7 million was primarily due to an increase in revenues related to appraisal engagements. Segment income totaled $2.8 million compared to $1.8 million in the same year-ago period.

•	Principal Investments – United Online Segment: Revenues from services and fees, as well as the sale of products totaled $15.9 million primarily from services and fees for internet access and related subscription services. Segment income totaled $5.8 million.

Net income for the fourth quarter of 2016 totaled $12.4 million or $0.64 per diluted share, compared to a net loss of $1.0 million or $(0.06) per diluted share in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, transaction and restructuring expenses, insurance settlement recoveries, and share based compensation) for the fourth quarter of 2016 totaled $25.1 million, compared to a net loss of $0.2 million in the same year-ago period.

Adjusted net income (excluding the impact of share-based payments, amortization of acquired intangible assets, restructuring costs, insurance settlement recovery and transaction costs, net of related tax impact thereof) for the fourth quarter of 2016 totaled $14.8 million or $0.76 per diluted share, compared to a loss of $0.3 million or $(0.02) per diluted share in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of these non-GAAP term).

At December 31, 2016, the company had $112.1 million of unrestricted cash and $15.7 million of net investments in securities. Total shareholder equity at December 31, 2016 was $149.3 million.

Full Year 2016 Highlights

•	Total revenues were $190.4 million
•	Net income totaled $21.5 million or $1.17 per diluted share
•	Adjusted EBITDA totaled $48.9 million
•	Adjusted net income totaled $27.7 million or $1.51 per diluted share

Full Year 2016 Financial Results

Total revenues for the full year 2016 were up 69% to $190.4 million from $112.5 million in 2015. The significant increase was primarily due to higher revenues from the company’s Capital Markets and Auction and Liquidation segments, as well as the addition of the Principal Investments – United Online segment, which was acquired on July 1, 2016.

•	Capital Markets Segment: Revenues were $39.3 million compared to $35.2 million in 2015. The increase of $4.1 million in revenue was primarily due to higher trading income and commissions earned. Segment income increased to $6.1 million from $4.4 million in 2015.

•	Auction and Liquidation Segment: Revenues were $87.7 million compared to $46.2 million in 2015. The increase in revenue was primarily due to a $26.3 million increase in services and fees and $15.3 million increase from sale of goods. Segment income increased to $41.1 million from $19.3 million in 2015.

•	Valuation and Appraisal Segment: Revenues were $31.7 million compared to $31.1 million in 2015. The increase of $0.6 million was primarily due to an increase in revenues related to appraisal engagements. Segment income totaled $8.9 million compared to $8.3 million in 2015.

•	Principal Investments – United Online Segment: Revenues from services and fees, as well as the sale of products totaled $31.5 million, including $31.3 million in revenues from internet access and related subscription services. Segment income totaled $9.2 million.

Net income for the full year 2016 totaled $21.5 million or $1.17 per diluted share, compared to $11.8 million or $0.73 per diluted share in 2015.

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Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, transaction and restructuring expenses, insurance settlement recoveries, and share based compensation) for the full year of 2016 totaled $48.9 million, compared to $23.2 million in 2015.

Adjusted net income (excluding the impact of share-based payments, amortization of acquired intangible assets, restructuring costs, insurance settlement recoveries and transaction costs, net of related tax impact thereof) for the full year of 2016 totaled $27.7 million or $1.51 per diluted share, compared to $13.4 million or $0.83 per diluted share in 2015 (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of these non-GAAP term).

Declaration of Dividend

As announced on February 20, 2017, the company's board of directors approved a regular quarterly dividend of $0.08 per share and a one-time special dividend of $0.18 per share, both of which will be paid on or about March 13, 2017 to stockholders of record on March 6, 2017.

Management Commentary

“As we highlighted in our preliminary release last month, our Q4 results were strong across the board, resulting in a record quarter for B. Riley Financial,” said company chairman and CEO, Bryant Riley. “This performance was driven by continued strength in our retail asset disposition business, substantial growth in our Capital Markets segment, along with meaningful cash flow contribution from United Online.

“Overall, our results for the fourth quarter and full year of 2016 demonstrate the earnings power of our diversified business model. We have structured this model to provide us with multiple sources of recurring revenue and cash flow, as well as opportunities to generate attractive returns, especially from our retail liquidation and investment banking businesses. In addition, because we have predictable businesses in our platform, we’re often able to pay a regular quarterly dividend, as well as a variable dividend based on the performance of our more episodic businesses.

“From an operational standpoint, 2016 marked a pivotal year in our development of a stronger, more diversified financial services platform. This was highlighted by several strategic initiatives and corporate actions, including the launch of a corporate restructuring practice and our acquisition of United Online.

“This year, we took a significant step to enhance our business when we announced our agreement to acquire FBR & Co. When completed, this transaction will bring together FBR’s and B. Riley’s investment banking, sales and trading and research businesses, creating a powerful combination for our collective client base, and solidifying us into a leader in business services, financial advisory and investment banking.”

Conference Call

B. Riley Financial will host a conference call today (March 9, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The company’s Chairman and CEO, Bryant Riley, President Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Toll-Free Number: 877-407-0789

International Number: 201-689-8562

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About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY) is a publicly traded, diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company also makes proprietary investments in other businesses where B. Riley Financial, Inc. is uniquely positioned to leverage its expertise and assets in order to maximize value. The Company operates through several wholly-owned subsidiaries, including B. Riley & Co., LLC (www.brileyco.com), Great American Group, LLC (www.greatamerican.com), Great American Capital Partners (www.gacapitalpartners.com) and B. Riley Capital Management, LLC (which includes B. Riley Asset Management and B. Riley Wealth Management, (www.brileywealth.com). Since the acquisition of United Online, Inc. (www.untd.com) in July 2016, B. Riley Financial, Inc. also provides internet access services under the NetZero and Juno brands.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial, Inc. that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," “projects,” "believes," "seeks," "estimates" and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance and future dividends, the effects of our business model, the effects of the United Online acquisition, the anticipated benefits of B. Riley Financial, Inc.’s pending acquisition of FBR & Co. and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, as well as statements regarding the effect of investments in our business segments. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include risks associated with large engagements in our Auction and Liquidation segment; the possibility that the pending acquisition of FBR & Co. does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; lower FBR & Co. earnings and/or higher FBR & Co. transaction and other expenses; our ability to achieve expected cost savings or other benefits with respect to the acquisition of United Online or the pending acquisition of FBR & Co., in each case within expected time frames or at all; our ability to consummate anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate recent and pending acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; the timing of completion of significant engagements; and those risks described from time to time in B. Riley Financial, Inc.'s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

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No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Pending Acquisition of FBR & Co. and Where to Find It

Stockholders are urged to carefully review and consider each of B. Riley Financial, Inc.’s and FBR & Co.’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. In connection with B. Riley Financial, Inc.’s pending acquisition of FBR & Co., B. Riley Financial, Inc. will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of B. Riley Financial, Inc. and FBR & Co. and a Prospectus of B. Riley Financial, Inc. (the “Joint Proxy/Prospectus”), as well as other relevant documents concerning the transaction. Stockholders of B. Riley Financial, Inc. and FBR & Co. are urged to carefully read the Registration Statement and the Joint Proxy/Prospectus regarding the pending acquisition of FBR & Co. in their entirety when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A definitive Joint Proxy/Prospectus will be sent to the stockholders of B. Riley Financial, Inc. and FBR & Co. The Joint Proxy/Prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. FBR & Co. AND B. RILEY FINANCIAL, Inc. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE VOTING ON THE TRANSACTION.

Investors will also be able to obtain these documents, free of charge, from FBR & Co. by accessing FBR & Co.’s website at www.fbr.com under the tab “Investor Relations” or from B. Riley Financial, Inc. at www.brileyfin.com under the tab “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to B. Riley Financial, Inc., Attention: Corporate Secretary, 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367 or to FBR & Co., Attention: Corporate Secretary, 1300 North Seventeenth Street, Arlington, Virginia 22209.

Participants in Solicitation

B. Riley Financial, Inc. and FBR & Co. and their directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the stockholders of FBR & Co. or B. Riley Financial, Inc. in connection with B. Riley Financial, Inc.’s pending acquisition of FBR & Co. Information about the directors and executive officers of B. Riley Financial, Inc. and their ownership of B. Riley Financial, Inc. common stock is set forth in the proxy statement for B. Riley Financial, Inc.’s 2016 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 19, 2016. Information about the directors and executive officers of FBR & Co. and their ownership of FBR & Co. common stock is set forth in the proxy statement for FBR & Co.’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on May 9, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the pending acquisition of FBR & Co. may be obtained by reading the Joint Proxy/Prospectus regarding the transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA and adjusted Net Income, may be considered non-GAAP financial measures. B. Riley Financial, Inc. believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, transaction expenses and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted EBITDA Reconciliation" and “Adjusted Net Income Reconciliation.”

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

RILY@liolios.com

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$112,105	$30,012
Restricted cash	3,294	51
Securities owned, at fair value	16,579	25,543
Accounts receivable, net	18,989	9,472
Due from related parties	3,009	409
Advances against customer contracts	427	5,013
Goods held for sale or auction	—	37
Prepaid expenses and other current assets	3,578	2,415
Total current assets	157,981	72,952
Property and equipment, net	5,785	592
Goodwill	48,903	34,528
Other intangible assets, net	41,166	4,768
Deferred income taxes	8,619	18,992
Other assets	2,164	588
Total assets	$264,618	$132,420
Liabilities and Equity
Current liabilities:
Accounts payable	$2,703	$1,123
Accrued payroll and related expenses	15,738	7,178
Accrued value added tax payable	6,371	1,785
Income Taxes Payable	9,311	740
Accrued expenses and other liabilities	18,885	5,392
Deferred revenue	4,130	346
Due to related parties and partners	10,037	166
Securities sold not yet purchased	846	713
Acquisition consideration payable	10,381	—
Mandatorily redeemable noncontrolling interests	4,019	2,994
Revolving credit facilities	—	272
Contingent consideration- current portion	1,242	1,241
Total current liabilities	83,663	21,950
Other liabilities	2,863	—
Senior notes payable	27,700	—
Contingent consideration, net of current portion	—	1,150
Total liabilities	114,226	23,100
Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 19,140,342 and 16,448,119 issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	2	2
Additional paid-in capital	141,170	116,799
Retained earnings (deficit)	9,887	(6,305)
Accumulated other comprehensive loss	(1,712)	(1,058)
Total B. Riley Financial, Inc. stockholders' equity	149,347	109,438
Noncontrolling interests	1,045	(118)
Total equity	150,392	109,320
Total liabilities and equity	$264,618	$132,420

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenues:
Services and fees	$73,730	$19,753	$164,235	$101,929
Sale of goods and products	19,448	8	26,116	10,596
Total revenues	93,178	19,761	190,351	112,525
Operating expenses:
Direct cost of services	15,773	8,519	40,857	29,049
Cost of goods sold	12,362	1	14,755	3,072
Selling, general and administrative expenses	33,283	12,567	82,127	58,322
Restructuring costs	302	—	3,887	—
Total operating expenses	61,720	21,087	141,626	90,443
Operating income	31,458	(1,326)	48,725	22,082
Other income (expense):
Interest income	286	7	318	17
Interest expense	(598)	(99)	(1,996)	(834)
Income before income taxes	31,146	(1,418)	47,047	21,265
Provision for income taxes	(8,137)	372	(14,321)	(7,688)
Net income	23,009	(1,046)	32,726	13,577
Net (loss) income attributable to noncontrolling interests	10,569	(42)	11,200	1,772
Net income attributable to B. Riley Financial, Inc.	$12,440	$(1,004)	$21,526	$11,805

Basic income per share	$0.65	$(0.06)	$1.19	$0.73
Diluted income per share	$0.64	$(0.06)	$1.17	$0.73

Weighted average basic shares outstanding	19,004,548	16,283,677	18,106,621	16,221,040
Weighted average diluted shares outstanding	19,511,292	16,283,677	18,391,852	16,265,915

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Year ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$32,726	$13,577
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,306	848
Provision for doubtful accounts	820	718
Share based compensation	2,768	2,043
Impairment of goods held for sale or auction	—	33
Non-cash interest	136	163
Effect of foreign currency on operations	973	(375)
Loss on disposal of assets	—	7
Deferred income taxes	3,549	6,609
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	3,032	2,207
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(1,957)	11,540
Securities owned	8,964	(7,588)
Goods held for sale or auction	37	20
Prepaid expenses and other assets	3,662	(1,100)
Accounts payable, accrued payroll and related expenses, accrued value added tax payable and other accrued expenses	23,330	3,943
Amounts due to (from) related parties and partners	(2,766)	(622)
Securities sold not yet purchased	133	(33)
Deferred revenue	884	346
Auction and liquidation proceeds payable	(317)	(665)
Net cash provided by operating activities	80,280	31,671
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(33,430)	(2,451)
Purchases of property and equipment	(729)	(239)
Proceeds from sale of property and equipment and domain names	96	4
(Increase) decrease in restricted cash	(2,809)	7,604
Net (used in) provided by investing activities	(36,872)	4,918
Cash flows from financing activities:
Proceeds from (repayments of) revolving line of credit	(272)	216
Proceeds from asset based credit facility	56,255	—
Repayment of asset based credit facility	(56,255)	(18,506)
Proceeds from note payable - related party	—	4,500
Repayment of note payable - related party	—	(4,500)
Proceeds from participating note payable	61,400	—
Repayment of participating note payable and contingent consideration	(62,650)	—
Proceeds from issuance of senior notes	27,664	—
Proceeds from issuance of common stock	22,759	—
Payment of employment taxes on vesting of restricted stock	(1,156)	(499)
Dividends paid	(5,334)	(5,219)
Distributions to noncontrolling interests	(2,007)	(4,042)
Net cash provided by (used in) financing activities	40,404	(28,050)
Effect of foreign currency on cash	(1,719)	(127)
Net increase in cash and cash equivalents	82,093	8,412
Cash and cash equivalents, beginning of year	30,012	21,600
Cash and cash equivalents, end of year	$112,105	$30,012

Supplemental disclosures:
Interest paid	$376	$579
Income taxes paid	685	1,688

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Capital markets reportable segment:
Revenues - Services and fees	$16,536	$4,840	$39,335	$35,183
Selling, general, and administrative expenses	(10,160)	(6,995)	(32,695)	(30,229)
Depreciation and amortization	(143)	(135)	(549)	(519)
Segment income (loss)	6,233	(2,290)	6,091	4,435
Auction and Liquidation reportable segment:
Revenues - Services and fees	32,533	6,772	61,891	35,633
Revenues - Sale of goods	19,350	8	25,855	10,596
Total revenues	51,883	6,780	87,746	46,229
Direct cost of services	(7,917)	(4,847)	(17,787)	(15,489)
Cost of goods sold	(12,277)	(1)	(14,502)	(3,072)
Selling, general, and administrative expenses	(7,572)	(445)	(14,331)	(8,170)
Depreciation and amortization	77	(44)	(26)	(191)
Segment income	24,194	1,443	41,100	19,307
Valuation and Appraisal reportable segment:
Revenues - Services and fees	8,884	8,141	31,749	31,113
Direct cost of services	(3,696)	(3,672)	(13,983)	(13,560)
Selling, general, and administrative expenses	(2,399)	(2,667)	(8,778)	(9,101)
Depreciation and amortization	(35)	(33)	(107)	(137)
Segment income	2,754	1,769	8,881	8,315
Principal Investments - United Online reportable segment:
Revenues - Services and fees	15,777	-	31,260	-
Revenues - Sale of products	98	-	261	-
Total revenues	15,875	-	31,521	-
Direct cost of services	(4,160)	-	(9,087)	-
Cost of goods sold	(85)	-	(253)	-
Selling, general, and administrative expenses	(3,846)	-	(5,974)	-
Depreciation and amortization	(1,705)	-	(3,518)	-
Restructuring costs	(287)	-	(3,474)	-
Segment income	5,792	-	9,215	-

Consolidated operating income from reportable segments	38,973	922	65,287	32,057
Corporate and other expenses (including restructuring costs of $413 for the year ended December 31, 2016)	(7,515)	(2,248)	(16,562)	(9,975)

Interest income	286	7	318	17
Interest expense	(598)	(99)	(1,996)	(834)
Income before income taxes	31,146	(1,418)	47,047	21,265
Provision for income taxes	(8,137)	372	(14,321)	(7,688)
Net income	23,009	(1,046)	32,726	13,577
Net (loss) income attributable to noncontrolling interests	10,569	(42)	11,200	1,772
Net income attributable to B. Riley Financial, Inc.	$12,440	$(1,004)	$21,526	$11,805

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Adjusted EBITDA reconciliation:

Net income (loss) as reported	$12,440	$(1,004)	$21,526	$11,805

Adjustments:
Provision (benefit) for income taxes	8,137	(372)	14,321	7,688
Interest expense	598	99	1,996	834
Interest income	(286)	(7)	(318)	(17)
Depreciation and amortization	1,925	214	4,306	848
Share based payments	1,736	851	3,567	2,043
Transaction Related costs	279	—	1,236	—
Restructuring Costs	302	—	3,887	—
Insurance Settlement Recovery	—	—	(1,618)	—

Total EBITDA adjustments	12,691	785	27,377	11,396

Adjusted EBITDA	$25,131	$(219)	$48,903	$23,201

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income attributable to B. Riley Financial, Inc.	$12,440	$(1,004)	$21,526	$11,805

Adjustments

Share based payments	1,736	851	3,567	2,043
Amortization of acquired intangible assets	1,566	112	3,254	431
Restructuring costs	302	—	3,887	—
Insurance settlement recovery	—	—	(1,618)	—
Transactions related costs	279	—	1,236	—
	16,323	(41)	31,852	14,279

Income tax effect of adjusting entries	(1,535)	(260)	(4,145)	(844)
Adjusted net income attributable to B. Riley Financial, Inc.	14,788	(301)	27,707	13,435

Adjusted income per common share:
Adjusted basic income per share	$0.78	$(0.02)	$1.53	$0.83
Adjusted diluted income per share	$0.76	$(0.02)	$1.51	$0.83

Shares used to calculate adjusted basic net income per share	19,004,548	16,283,677	18,106,621	16,221,040
Shares used to calculate adjusted diluted net income per share	19,511,292	16,283,677	18,391,852	16,265,915

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